Exhibit 4.1

AMENDMENT NO. 4 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 8, 2011, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the several banks and other financial institutions signatories hereto, and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of August 3, 2010 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested the Lenders to approve an amendment to the Credit Agreement that will allow the Borrowing Base to be maintained at its current level notwithstanding the sale of Oil and Gas Properties having a value greater than 10% of the existing Borrowing Base.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower and the Lenders agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings assigned to those terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.02 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

“Linn Energy Agreement” means the Purchase and Sale Agreement dated as of November 3, 2011 among the Borrower, Pogo Producing Company LLC, Latigo Petroleum, Inc., and Linn Energy Holdings, LLC, as amended, modified or supplemented from time to time; provided, however, that such agreement shall not be amended, modified, waived or supplemented in a manner materially adverse to the Lenders unless otherwise approved by the Administrative Agent.

“South Texas Agreement” means the Purchase and Sale Agreement dated as of November 3, 2011 among the Borrower, Pogo Producing Company LLC, and a third party, as amended, modified or supplemented from time to time; provided, however, that such agreement shall not be amended, modified, waived or supplemented in a manner materially adverse to the Lenders unless otherwise approved by the Administrative Agent.

(b) Section 9.12(d) of the Credit Agreement is hereby amended to read as follows:

(d) the sale or other disposition (including Casualty Events) of such Oil and Gas Property or any interest therein or any Restricted Subsidiary owning such Oil and Gas Properties; provided that (i) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property (other than in the case of a Casualty Event), interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by any Responsible Officer of the Borrower) and (ii) if (A) such Oil and Gas Property (or any portion of such Oil and Gas Property) is included in the Borrowing Base and (B) the value for that Oil and Gas Property (or that portion, as the case may be) set forth in the most recently delivered Reserve Report, together with the value of other Oil and Gas Properties sold or disposed of since the most recent Scheduled Redetermination Date, is greater than 10% of the Borrowing Base then in effect, individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report, except that (i) there will be no reduction in the Borrowing Base with respect to any disposition made prior to April 1, 2012, pursuant to the Linn Energy Agreement or the South Texas Agreement and (ii) the value of the Oil and Gas Properties so disposed of pursuant to the Linn Energy Agreement and the South Texas Agreement will be disregarded in determining any other reduction in the Borrowing Base required by this Section 9.12(d);

3. Confirmation of Borrowing Base. The undersigned Lenders hereby confirm that the consummation of the transactions contemplated by the Linn Energy Agreement and the South Texas Agreement will not result in any adjustment to the Borrowing Base, so that the Borrowing Base will be maintained at $1,800,000,000 until the next Redetermination Date.

4. Conditions to Effectiveness. This Amendment will become effective on the date on which the following conditions have been satisfied or waived:

(a) The Administrative Agent shall have received this Amendment, executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Super-majority Lenders; and

(b) The representations and warranties of the Borrower in Section 5 of this Amendment shall be true and correct.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) This Amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower.

(b) Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this Amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of such specified date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) Since the date of the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 8.01(a) of the Credit Agreement, there has been no material adverse effect on the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally.

6. Continuing Effect of the Credit Agreement. This Amendment does not constitute a waiver of any provision of the Credit Agreement and, except as expressly provided herein, is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents. The Borrower hereby confirms and ratifies the Credit Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended hereby (as applicable).

7. Reference to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

8. Designation as Loan Document. This Amendment is a Loan Document.

9. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

10. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

11. Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.

12. Governing Law. This Amendment is governed by and will be construed in accordance with the law of the State of New York.

13. Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name: Winston M. Talbert
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 4

Each of the undersigned (i) acknowledges, consents and agrees to this Amendment and each of the terms and provisions contained herein, and (ii) agrees that the Loan Documents to which it is a party remain in full force and effect and continue to be the legal, valid and binding obligation of such Person.

ARGUELLO INC.

LATIGO PETROLEUM, INC.

PLAINS ACQUISITION CORPORATION

PLAINS OFFSHORE INC.

PLAINS RESOURCES INC.

POGO PARTNERS, INC.

POGO PRODUCING COMPANY LLC

PXP AIRCRAFT LLC

PXP GULF COAST LLC

PXP LOUISIANA L.L.C.

PXP LOUISIANA OPERATIONS LLC

By:	/s/ Winston M. Talbert
Name: Winston M. Talbert
Title: Vice President and Treasurer

Signature Page to Amendment No. 4

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Authorized Officer

Signature Page to Amendment No. 4

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

Signature Page to Amendment No. 4

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Director

Signature Page to Amendment No. 4

THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name: John Frazell
Title: Director

Signature Page to Amendment No. 4

BANK OF SCOTLAND PLC

By:	/s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Vice President

Signature Page to Amendment No. 4

BARCLAYS BANK PLC

By:	/s/ David Barton
Name: David Barton
Title: Director

Signature Page to Amendment No. 4

BNP PARIBAS

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Director

By:	/s/ Russell Otts
Name: Russell Otts
Title: Director

Signature Page to Amendment No. 4

CITICORP NORTH AMERICA, INC.

By:	/s/ John Miller
Name: John Miller
Title: Vice President

Signature Page to Amendment No. 4

ING CAPITAL LLC

By:	/s/ Julie Bieser
Name: Julie Bieser
Title: Director

Signature Page to Amendment No. 4

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page to Amendment No. 4

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ James L. Moyes
Name: James L. Moyes
Title: Authorised Signatory

Signature Page to Amendment No. 4

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Signature Page to Amendment No. 4

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul A. Squires
Name: Paul A. Squires
Title: Managing Director

Signature Page to Amendment No. 4

COMPASS BANK

By:	/s/ Ann Van Wagener
Name: Ann Van Wagener
Title: Vice President

Signature Page to Amendment No. 4

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy M. Mak
Name: Nancy M. Mak
Title: Vice President

Signature Page to Amendment No. 4

GOLDMAN SACHS BANK USA

By:	/s/ Lauren Day
Name: Lauren Day
Title: Authorized Signatory

Signature Page to Amendment No. 4

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Signature Page to Amendment No. 4

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Vice President

Signature Page to Amendment No. 4

COMERICA BANK

By:	/s/ Paul J. Edmonds
Name: Paul J. Edmonds
Title: Senior Vice President

Signature Page to Amendment No. 4

MORGAN STANLEY BANK, N.A.

By:	/s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

Signature Page to Amendment No. 4

UNION BANK, N.A.

By:	/s/ Scott Gildea
Name: Scott Gildea
Title: Vice President

Signature Page to Amendment No. 4